Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rock Creek Pharmaceuticals, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-208016), the Registration Statements on Form S-8 (Nos. 333-121728, 333-155642, 333-194877, and 333-200966) and the Registration Statements on Form S-3 (Nos. 333-115293, 333-118054, 333-124400, 333-129689, 333-134222, 333-136576, 333-145342, 333-150071, 333-151161, 333-158288, 333-162341, 333-166166, 333-171121, 333-173627, 333-182077, 333-196540, 333-200964, 333-202131, and 333-204065) of our report dated March 22, 2016 relating to the Rock Creek Pharmaceuticals, Inc. and Subsidiaries consolidated financial statements as of December 31, 2015 and 2014.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 22, 2016